Exhibit (e)(1)(ii)

DISTRIBUTION AGREEMENT
NEUBERGER BERMAN EQUITY FUNDS
INVESTOR CLASS

SCHEDULE A

The Series currently subject to this Agreement are as follows:

Neuberger Berman Century Fund
Neuberger Berman Fasciano Fund
Neuberger Berman Focus Fund
Neuberger Berman Genesis Fund
Neuberger Berman Guardian Fund
Neuberger Berman International Fund
Neuberger Berman Manhattan Fund
Neuberger Berman Millennium Fund
Neuberger Berman Partners Funds
Neuberger Berman Regency Fund
Neuberger Berman Socially Responsive Fund

Dated:      August 2, 2002